EXHIBIT 23.01

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors

VeriSign, Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-45237, 333-46803, 333-58583, 333-82941, 333-39212, 333-50072, 333-53230, 333-59458, 333-69818, 333-75236, 333-86178, 333-86188, 333-106395, 333-113431, 333-117908, 333-123937, 333-125052, 333-126352, and 333-127249), and registration statements on Form S-3 (Nos. 333-74393, 333-77433, 333-89991, 333-94445, 333-72222, and 333-76386) of VeriSign, Inc. of our reports dated March 10, 2006, with respect to the consolidated balance sheets of VeriSign, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005 appearing elsewhere in this Form 10-K.

/s/ KPMG LLP

Mountain View, California

March 10, 2006